Exhibit 99.1

OHIO PROPERTIES

STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2020 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31, 2019 (AUDITED)

OHIO PROPERTIES

Table of Contents

September 30, 2020 (Unaudited) and December 31, 2019 (Audited)

Page

Independent Auditors' Report	1 - 2

Financial Statements:

Statements of Revenues and Certain Operating Expenses	3

Notes to Statements of Revenues and Certain Operating Expenses	4 - 7

INDEPENDENT AUDITORS' REPORT

To the Members of Plymouth Industrial REIT, Inc.

Boston, Massachusetts

We have audited the accompanying statement of revenues and certain operating expenses of the Ohio Properties (the "Properties") for the year ended December 31, 2019, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Properties for the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.

Emphasis of Matter

We draw attention to Note 2 to the accompanying financial statements, which describes that the statements of revenues and certain operating expenses of the Properties were prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K/A of Plymouth Industrial REIT, Inc.) and is not intended to be a complete presentation of the Properties’ revenues and certain operating expenses. Our opinion has not been modified with respect to this matter.

Atlanta, Georgia

February 8, 2021

OHIO PROPERTIES

Statements of Revenues and Certain Operating Expenses

	Nine Months Ended September 30, 2020 (Unaudited)	Year Ended December 31, 2019 (Audited)

Revenues:
Rent	$5,904,651	$7,629,838
Tenant reimbursement	1,331,099	1,629,675
Other income	—	8,658

Total revenues	7,235,750	9,268,171

Certain operating expenses:
Real estate taxes	762,810	1,069,146
Repairs and maintenance	218,321	296,004
Property management fees	122,134	172,565
Utilities	318,199	411,726
Insurance	82,091	119,565
Ground rent expense	169,490	225,987
Other expenses	73,241	100,808

Total certain operating expenses	1,746,286	2,395,801

Revenues in excess of certain operating expenses	$5,489,464	$6,872,370

The accompanying notes are an integral part
of the statements of revenues and certain operating expenses.

OHIO PROPERTIES

Notes to Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2020 (Unaudited) and
the Year Ended December 31, 2019 (Audited)

Note 1 - Description of real estate property acquired:

On November 25, 2020, Plymouth Industrial REIT Incorporated ("Plymouth") acquired the Ohio Properties (the "Properties") from an unrelated third party. The Properties are comprised of 10 industrial buildings, totaling approximately 2.1 million square feet of rentable space. Total consideration for the acquisition was approximately $94.0 million.

Note 2 - Basis of accounting:

The accompanying statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statements exclude certain historical income and expenses that are not comparable to the proposed future operations of the Properties such as certain ancillary income, amortization, depreciation, interest, corporate expenses, and federal and state income taxes. Therefore, the statements will not be comparable to the statements of operations of the Properties after its acquisition by Plymouth and are not intended to be a complete representation of the Properties' revenues and expenses.

Note 3 - Significant accounting policies:

Revenues

Revenues are comprised primarily of rent (including amortization of deferred rent), tenant reimbursements (recoveries), and other ancillary revenue. As a lessor, the Company has retained substantially all the risks and benefits of ownership of the Properties and accounts for its leases with its tenants as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term and/or abated rent payments for various periods following the tenant's lease commencement date, is recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured. A deferred rent receivable is recognized, representing the excess of rental revenue recognized on a straight-line basis over cash received pursuant to the applicable lease provisions, net of amounts that may become uncollectible in the future. The adjustment to this receivable is reflected in the "rent" line item in the statements of revenues and certain operating expenses.

OHIO PROPERTIES

Notes to Statements of Revenues and Certain Operating Expenses - Continued

For the Nine Months Ended September 30, 2020 (Unaudited) and
the Year Ended December 31, 2019 (Audited)

Note 3 - Significant Accounting Policies - continued:

Revenues - continued

The Properties' leases generally provide for the reimbursement of operating expenses, or in certain cases increases in operating expenses above a base year amount, payable to the Properties in equal installments throughout the year based on estimated operating expenses, and are recorded as revenue. Any differences between the estimated operating expenses and actual amounts incurred are adjusted at year end. No significant adjustments were required as of September 30, 2020 or December 31, 2019.

Use of estimates

The preparation of the statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Subsequent events

Subsequent events have been evaluated through February 8, 2021, the date the accompanying statements of revenues and certain operating expenses were issued.

Note 4 - Future minimum rental commitments:

Future minimum rental revenue for non-cancelable operating leases (base rents) excluding tenant reimbursements of operating expenses as of December 31, 2019, are as follows:

2020	$7,347,422
2021	7,208,969
2022	5,193,629
2023	3,679,499
2024	2,217,942
Thereafter	5,077,499
Total	$30,724,960

OHIO PROPERTIES

Notes to Statements of Revenues and Certain Operating Expenses - Continued

For the Nine Months Ended September 30, 2020 (Unaudited) and
the Year Ended December 31, 2019 (Audited)

Note 5 - Ground leases:

Two of the buildings are subject to ground leases. Both of the ground leases are in effect until December 31, 2035 with extension options of two additional terms of 20 years each and one additional term thereafter of 19 years. The extension option periods are not shown in the future minimum rental payments schedule.

Monthly rents for the two ground leases are approximately $21,970 through February 2021, $15,981 from March 2021 through December 2024, $17,273 from January 2025 through December 2025, $17,484 from January 2026 through December 2029, $18,904 from January 2030 through December 2034, and $20,467 from January 2035 through December 31, 2035.

Future minimum rental payments under the ground leases as of December 31, 2019, are as follows:

2020	$263,635
2021	203,753
2022	191,776
2023	191,776
2024	191,776
Thereafter	2,426,342
Total	$3,469,058

Note 6 - Concentrations:

As of December 31, 2019, and September 30, 2020, three tenants accounted for approximately 51% of the Properties' rent revenues.

OHIO PROPERTIES

Notes to Statements of Revenues and Certain Operating Expenses - Continued

For the Nine Months Ended September 30, 2020 (Unaudited) and
the Year Ended December 31, 2019 (Audited)

Note 7 - Interim unaudited financial information:

The statement of revenues and certain operating expenses for the nine months ended September 30, 2020 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.